                                                                     EXHIBIT 1.1



                           POLAND COMMUNICATIONS, INC.
                            (a New York corporation)




                                  $130,000,000
                          9 7/8% Senior Notes due 2003





                               PURCHASE AGREEMENT








Dated:  October 24, 1996

                                TABLE OF CONTENTS

PURCHASE AGREEMENT.....................................................................  1
    SECTION 1.    Representations and Warranties.......................................  2
                  (a)    Representations and Warranties by the Company.................  2
                  (i)    Similar Offerings.............................................  2
                  (ii)   Offering Memorandum...........................................  2
                  (iii)  Independent Accountants.......................................  3
                  (iv)   Financial Statements..........................................  3
                  (v)    No Material Adverse Change in Business........................  3
                  (vi)   Good Standing of the Company..................................  3
                  (vii)  Corporate Standing of Designated Subsidiaries.................  4
                  (viii) Capitalization................................................  4
                  (ix)   Authorization of Agreement....................................  4
                  (x)    Authorization of the Registration Rights Agreement............  4
                  (xi)   Authorization of the Indenture................................  5
                  (xii)  Authorization of the Securities...............................  5
                  (xiii) Authorization of the Pledge Agreement.........................  5
                  (xiv)  Description of the Registration Rights Agreement, the
                         Securities, the Pledge Agreement and the Indenture............  6
                  (xv)   Absence of Defaults and Conflicts.............................  6
                  (xvi)  Absence of Labor Dispute......................................  7
                  (xvii) Absence of Proceedings........................................  7
                  (xviii)Possession of Intellectual Property...........................  7
                  (xix)  Absence of Further Requirements...............................  8
                  (xx)   Possession of Licenses and Permits............................  8
                  (xxi)  No Additional Documents.......................................  8
                  (xxii) Management Agreements.........................................  9
                  (xxiii)Title to Property.............................................  9
                  (xxiv) Tax Returns...................................................  9
                  (xxv)  Environmental Laws............................................  9
                  (xxvi) Investment Company Act........................................ 10
                  (xxvii)    Internal Controls......................................... 10
                  (xxviii)  Taxes on Subsidiary Indebtedness........................... 10
                  (xxix)      Rule 144A Eligibility.................................... 11
                  (xxx)  No General Solicitation....................................... 11
                  (xxxi) No Registration Required...................................... 11
                  (xxxii)    No Directed Selling Efforts............................... 11
           (b)    Officer's Certificates............................................... 11
    SECTION 2.    Sale and Delivery to Initial Purchaser; Closing...................... 11
           (a)    Securities........................................................... 11
           (b)    Payment.............................................................. 12
           (c)    Qualified Institutional Buyer........................................ 12
           (d)    Denominations; Registration.......................................... 12
    SECTION 3.    Covenants of the Company............................................. 12
           (a)    Offering Memorandum.................................................. 12

           (b)    Notice and Effect of Material Events................................. 12
           (c)    Amendment to Offering Memorandum and Supplements..................... 13
           (d)    Qualification of Securities for Offer and Sale....................... 13
           (e)    Rating of Securities................................................. 13
           (f)    DTC and PORTAL....................................................... 13
           (g)    Use of Proceeds...................................................... 13
           (h)    Restriction on Sale of Securities.................................... 14
    SECTION 4.    Payment of Expenses.................................................. 14
           (a)    Expenses............................................................. 14
           (b)    Termination of Agreement............................................. 14
    SECTION 5.    Conditions of Initial Purchaser's Obligations........................ 14
           (a)    Opinions of Counsel for Company...................................... 15
           (b)    Opinion of United States Counsel for Initial Purchaser............... 15
           (c)    Opinion of Polish Counsel for Initial Purchaser...................... 15
           (d)    Officers' Certificate................................................ 15
           (e)    Accountant's Comfort Letter.......................................... 16
           (f)    Bring-down Comfort Letter............................................ 16
           (g)    Maintenance of Rating................................................ 16
           (h)    PORTAL............................................................... 16
           (i)    Additional Documents................................................. 16
           (k)    Repayment of Certain Indebtedness.................................... 16
           (l)    Termination of Agreement............................................. 17
    SECTION 6.    Subsequent Offers and Resales of the Securities...................... 17
           (a)    Offer and Sale Procedures............................................ 17
                  (i)    Offers and Sales only to Institutional Accredited Investors or Qualified Institutional Buyers............................. 17
                  (ii)   No General Solicitation....................................... 17
                  (iii)  Purchases by Non-Bank Fiduciaries............................. 17
                  (iv)   Subsequent Purchaser Notification............................. 18
                  (v)    Restrictions on Transfer...................................... 18
           (b)    Covenants of the Company............................................. 18
                  (i)    Due Diligence................................................. 18
                  (ii)   Sales of Other Securities..................................... 19
                  (iii)  Rule 144A Information......................................... 19
                  (iv)   Restrictions on Repurchases................................... 19
           (c)    Resale Pursuant to Rule 903 of Regulation S or Rule 144A............. 19
           (d)    Offers and Sales in Poland and Netherlands........................... 20
           (e)    Offers and Sales in the United Kingdom............................... 20
    SECTION 7.    Indemnification...................................................... 20
           (a)    Indemnification of Initial Purchaser................................. 20
           (b)    Indemnification of Company, Directors and Officers................... 21
           (c)    Actions against Parties; Notification................................ 22
           (d)    Settlement without Consent if Failure to Reimburse................... 22
    SECTION 8.    Contribution......................................................... 23
    SECTION 9.    Representations, Warranties and Agreements to Survive Delivery....... 24

    SECTION 10.  Termination of Agreement.............................................. 24
           (a)   Termination; General.................................................. 24
           (b)   Liabilities........................................................... 25
    SECTION 11.  Notices............................................................... 25
    SECTION 12.  Parties............................................................... 25
    SECTION 13.  GOVERNING LAW AND TIME................................................ 25
    SECTION 14.  Effect of Headings.................................................... 25
    SECTION 15.  Counterparts.......................................................... 25

                                  $130,000,000

                           POLAND COMMUNICATIONS, INC.

                            (a New York corporation)

                          9 7/8% Senior Notes due 2003


                               PURCHASE AGREEMENT

                                                                October 24, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

               Poland Communications, Inc., a New York corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" or the "Initial Purchaser"), with respect to the issue and sale by the Company and the purchase by the Initial Purchaser of $130,000,000 aggregate principal amount of the Company's 97/8% Senior Notes due 2003 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of October 29, 1996 (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

               The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including, without limitation, the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

               The holders of Securities will be entitled to the benefits of a Registration Rights Agreement, in substantially the form attached hereto as Exhibit A with such changes as shall be agreed to by the parties hereto (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement (the "Registration Statement") with the Commission registering the Securities or the Exchange Securities referred to in the Registration Rights Agreement under the 1933 Act.

               The Securities will be secured by a first priority perfected security interest in certain intercompany notes from the Company's subsidiary Poland Cablevision (Netherlands) B.V. ("PCBV") to the Company pursuant to the terms of a Pledge Agreement (the "Pledge Agreement") dated as of the date of the Indenture made by the Company for the benefit of the Trustee and the holders of the Securities.

               The Company has prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum dated October 9, 1996 (the "Preliminary Offering Memorandum") and has prepared and will deliver to the Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated October 24, 1996 (the "Final Offering Memorandum"), each for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, and including any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.


               SECTION 1.    Representations and Warranties.

               (a) Representations and Warranties by the Company. The Company represents and warrants to the Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Initial Purchaser as follows:

               (i) Similar Offerings. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

               (ii) Offering Memorandum. As of their respective dates, neither the Preliminary Offering Memorandum nor the Final Offering Memorandum, including any amendment or supplement thereto, nor as of the Closing Time, the Final Offering Memorandum including any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum, including any amendment or supplement thereto.

               (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

               (iv) Financial Statements. The financial statements, together with the related schedules and notes, of the Company included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

               (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than the Pending Acquisitions as described in the Offering Memorandum and transactions entered into in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Pledge Agreement, the Indenture and the Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (vii) Corporate Standing of Designated Subsidiaries. Each subsidiary of the Company that (i) is a "significant subsidiary" (as that term is defined in Regulation S-X under the 1933 Act) or (ii) that holds any valid Permits (as such term is defined in the Offering Memorandum) is listed on Schedule B hereto (each subsidiary listed on Schedule B hereto is hereinafter referred to as a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries"), and has been duly organized and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is not required to be qualified as a foreign corporation to transact business or to own or lease property in any jurisdiction where it owns or leases property or transacts business; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except, in the case of any Polish limited liability company, any statutory liability for taxes) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the statute or by-laws (or other similar organizational documents) of any Designated Subsidiary or under any agreement to which the Company or any Designated Subsidiary is a party. The subsidiaries of the Company other than the Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

               (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Description of Capital Stock" (except for subsequent issuances, if any, pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum).

               (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

               (x) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company, and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (y) the enforceability thereof may be limited by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

               (xi) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the waiver contained in Section 514 thereof may be unenforceable due to interests of public policy.

               (xii) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

               (xiii) Authorization of the Pledge Agreement. The Pledge Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditor's rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Pledged Collateral (as defined in the Pledge Agreement) when pledged and delivered to the Trustee in accordance with the terms of the Pledge Agreement will be subject to a valid and perfected first priority security interest in favor of the Trustee for the benefit of the holders of the Securities.

               (xiv) Description of the Registration Rights Agreement, the Securities, the Pledge

        Agreement and the Indenture. The Registration Rights Agreement, the Securities, the Pledge Agreement and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchaser.

               (xv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (1) in violation of its charter or statute, as applicable, or by-laws (or other similar organizational documents),
        (2) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except as described in the Offering Memorandum and except for such defaults that would not result in a Material Adverse Effect or (3) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except as described in the Offering Memorandum; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Pledge Agreement, the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any Designated Subsidiary in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches, Repayment Events or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or statute, as applicable, or by-laws (or other similar organizational documents) of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, assuming that the Initial Purchaser complies with all of its obligations under Section 6 hereof. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

               (xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

               (xvii) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary thereof, which would be required to be disclosed in the Offering Memorandum (other than as disclosed therein), if it were a prospectus filed as part of a registration statement on Form S-1 under the 1933 Act, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to adversely affect the properties or assets of the Company or any of its subsidiaries in a manner that is material and adverse to the Company and its subsidiaries considered as one enterprise or the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Pledge Agreement, the Indenture or the Securities, or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

               (xviii) Possession of Intellectual Property. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them. Except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than (A) under the 1933 Act and the rules and regulations thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder, and (B) under the securities or "blue sky" laws of the various states) is necessary or required (x) for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Offering Memorandum or (y) to permit the Company to (1) effect payments of principal of and premium and interest on the Securities and, if issued, the Exchange Notes referred to in the Registration Rights Agreement, or (2) perform its other obligations under the Indenture.

               (xx) Possession of Licenses and Permits. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries possess such permits, licenses, approvals, concessions, consents and other authorizations (including, without limitation, all permits required for the operation of the business of the Company and its subsidiaries by the Republic of Poland) (collectively, "Governmental Licenses") issued by the appropriate domestic or foreign regulatory agencies or bodies, other governmental authorities or self regulatory organizations necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except as disclosed in the Offering Memorandum and except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except as disclosed in the Offering Memorandum and except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of the Company, except as described in the Offering Memorandum, there exists no reason or cause that could justify the variation, suspension, cancellation or termination of any such Governmental Licenses held by the Company or any of its subsidiaries with respect to the construction or operation of their respective businesses, which variation, suspension, cancellation or termination could reasonably be expected to have a Material Adverse Effect.

               (xxi) No Additional Documents. There are no contracts or documents of a character that would be required to be described in the Offering Memorandum, if it were a prospectus filed as part of a registration statement on Form S-1 under the 1933 Act, that are not described as would be so required. All such contracts to which the Company is party have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company.

               (xxii) Management Agreements. Each of the Management Agreements (as such term is defined in the Indenture) to which any subsidiary of the Company is a party has been duly authorized, executed and delivered by each of the parties thereto and constitutes a valid and binding agreement of each of the parties thereto.

               (xxiii) Title to Property. The Company and its subsidiaries own no real property, and have good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims as could not reasonably be expected to result in a Material Adverse Effect.

               (xxiv) Tax Returns. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries have filed all domestic and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings, and except for such claims as could not result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in respect of all domestic and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

               (xxv) Environmental Laws. Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any domestic or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

               (xxvi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (xxvii) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries have not made, and, to the knowledge of the Company, no employee or agent of the Company or any subsidiary has made, any payment of the Company's funds or any subsidiary's funds or received or retained any funds (A) in violation of the Foreign Corrupt Practices Act, as amended, or (B) in violation of any other applicable law, regulation or rule (except, in the case of this clause (B), for such violations as could not reasonably be expected to result in a Material Adverse Effect) or that would be required to be disclosed in the Offering Memorandum if it were a prospectus filed as part of a registration statement on Form S-1 under the 1933 Act.

               (xxviii) Taxes on Subsidiary Indebtedness. Except as described in the Offering Memorandum, as of the date hereof, no material income, stamp or other taxes or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be, under applicable law in the Republic of Poland, imposed, assessed, levied or collected by the Republic of Poland or any political subdivision or taxing authority thereof or therein or on or in respect of principal, interest, premiums, penalties or other amounts payable under any indebtedness of any of the Company's subsidiaries held by the Company.

               (xxix) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or quoted in a U.S. automated interdealer quotation system.

               (xxx) No General Solicitation. None of the Company, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

               (xxxi) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in
        Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

               (xxxii) No Directed Selling Efforts. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

               (b) Officer's Certificates. Any certificate titled "Officer's Certificate" or "Secretary's Certificate" signed by any officer of the Company or any of its subsidiaries thereof which is delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.


               SECTION 2.    Sale and Delivery to Initial Purchaser; Closing.

               (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at the price set forth in Schedule A, the aggregate principal amount of Securities set forth on the first page hereof.

               (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 9:00 A.M. on the third business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchaser and the Company (such time and date of payment and delivery being herein called the "Closing Time").

               Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by Company, against delivery of certificates for the Securities to the Initial Purchaser.

               (c) Qualified Institutional Buyer. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

               (d) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Initial Purchaser may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Initial Purchaser in The City of New York not later than 10:00 A.M. on the business day prior to the Closing Time.

               SECTION 3. Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

               (a) Offering Memorandum. The Company, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Initial Purchaser may reasonably request.

               (b) Notice and Effect of Material Events. The Company will immediately notify the Initial Purchaser, and confirm such notice in writing, of
(x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchaser as evidenced by a notice in writing from the Initial Purchaser to the Company, any material changes in or affecting the earnings, business affairs or business prospects of the Company and its subsidiaries which (i) make any statement in the Final Offering Memorandum (as amended or supplemented) false or misleading or (ii) are not disclosed in the Final Offering Memorandum (as amended or supplemented). In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

               (c) Amendment to Offering Memorandum and Supplements. The Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchaser, which consent shall not be unreasonably withheld. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

               (d) Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchaser, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

               (e) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

               (f) DTC and PORTAL. The Company will cooperate with the Initial Purchaser and use its best efforts to (i) permit the Securities to be eligible for clearance and settlement through the facilities of DTC and (ii) include quotation of the Securities on PORTAL.

               (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

               (h) Restriction on Sale of Securities. During a period of 180 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Securities or such other debt securities, other than the Exchange Securities referred to in the Registration Rights Agreement.

               SECTION 4.    Payment of Expenses.

               (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any Schedules or exhibits and any document incorporated therein by reference) as originally filed and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchaser of this Agreement, the Registration Rights Agreement, the Pledge Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchaser, including any charges of DTC in connection therewith; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof and any filing for review of the offering with the NASD, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees payable to the National Association of Securities Dealers, Inc. (the "NASD") in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

               (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchaser for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchaser through the date of termination.

               SECTION 5. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

               (a) Opinions of Counsel for Company. (i) At the Closing Time, the Initial Purchaser shall have received two favorable opinions, each dated as of the Closing Time, of Baker & McKenzie, counsel to the Company, each in form and substance satisfactory to counsel for the Initial Purchaser, one to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchaser may reasonably request, and one to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Initial Purchaser may reasonably request.

               (ii) At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Baker & McKenzie, Amsterdam, special Dutch counsel to PCBV, in form and substance satisfactory to counsel to the Initial Purchaser, to the effect set forth in Exhibit D hereto and to such other effect as counsel to the Initial Purchaser may reasonably request.

               (b) Opinion of United States Counsel for Initial Purchaser. At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling, counsel to the Initial Purchaser, with respect to the matters set forth in paragraphs (i),
(ii), (v), (vi), (vii), (viii), (ix), (xv) and (xviii) of Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Initial Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

               (c) Opinion of Polish Counsel for Initial Purchaser. At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Soltysinsky Kawecki & Szlezak, special Polish counsel to the Initial Purchaser, in form satisfactory to the Initial Purchaser with respect to certain of the matters set forth in paragraphs (i) through
(vii), inclusive, of Exhibit C hereto.

               (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of the chief executive officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

               (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Initial Purchaser shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

               (f) Bring-down Comfort Letter. At the Closing Time the Initial Purchaser shall have received from KPMG Peat Marwick LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section , except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

               (g) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least B2 by Moody's and BB- by S&P, and the Company shall have delivered to the Initial Purchaser a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Initial Purchaser, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other securities.

               (h) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

               (i) Additional Documents. At the Closing Time counsel for the Initial Purchaser shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

               (j) Execution of Agreements. At the Closing Time, the Registration Rights Agreement, the Pledge Agreement, in form and substance reasonably satisfactory to the Initial Purchaser, and the Indenture, in form and substance reasonably satisfactory to the Initial Purchaser, shall have been duly executed and delivered and shall be in full force and effect.

               (k) Repayment of Certain Indebtedness. On or prior to the Closing Time, the Company will, or cause a subsidiary to, send notice of prepayment of all outstanding borrowings under that certain Financing Agreement, dated as of January 1, 1994, as amended, between Polska Telewizja Kablowa, S.A. and the Overseas Private Investment Corporation.

               (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

               SECTION 6.    Subsequent Offers and Resales of the Securities.

               (a) Offer and Sale Procedures. The Initial Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i) Offers and Sales only to Institutional Accredited Investors or Qualified Institutional Buyers. Offers and sales of the Securities will be made only by the Initial Purchaser or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the 1933
Act), (B) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the offeror or seller reasonably believes to be, and with respect to sales and deliveries, that are Accredited Investors ("Institutional Accredited Investors"), provided, however that each such Institutional Accredited Investor executes and delivers to the Company and to the Initial Purchaser, prior to the consummation of any sale of Securities to such Institutional Accredited Investor, a signed letter containing certain representations and agreements substantially in the form of Annex A to the Offering Memorandum or (C) to non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act; provided that, with respect to clause (B), each such transfer of Securities is effected by the delivery to such purchaser of Securities in definitive form and registered in its name (or its nominee's name) on the books maintained by the Trustee.

               (ii) No General Solicitation. The Securities will be offered by the Initial Purchaser only by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Securities.

               (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

               (iv) Subsequent Purchaser Notification. The Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from the Initial Purchaser or such affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred prior to (x) the date which is three years (or such shorter period of time as permitted by Rule 144(k) under the 1933 Act or any successor provision thereunder) after the later of the date of original issue of the Securities and (y) such later date, if any, as may be required under applicable laws except (1) to the Company or any of its Subsidiaries, (2) inside the United States to qualified institutional buyers (as defined in Rule 144A under the 1933 Act), (3) inside the United States to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee), (4) outside the United States in accordance with Rule 904 of Regulation S, (5) pursuant to an exemption from registration provided by Rule 144 under the 1933 Act (if available), (6) pursuant to an effective registration statement or (7) pursuant to another available exemption from the registration requirements of the 1933 Act.

               (v) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in Sections 202 and 307 of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchaser. Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

               (b) Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

               (i) Due Diligence. In connection with the original distribution of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchaser, the Initial Purchaser and counsel for the Initial Purchaser shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide answers to each prospective Subsequent Purchaser of Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

               (ii) Sales of Other Securities. Neither the Company nor any of its Affiliates will, directly or indirectly, offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) that would require the registration of any of the Securities under the 1933 Act, other than the Exchange Securities referred to in the Registration Rights Agreement.

               (iii) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
        Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

               (iv) Restrictions on Repurchases. Until the expiration of three years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker or on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee for cancellation.

               (c) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. The Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. The Initial Purchaser represents and agrees that, in connection with sales of Securities outside of the United States, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S or Rule 144A under the 1933 Act. Accordingly, neither the Initial Purchaser, its affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchaser, its affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities outside of the United States (other than a sale of Securities pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

               (d) Offers and Sales in Poland and Netherlands. The Initial Purchaser has advised the Company and hereby represents and warrants to and agrees with the Company that it will not offer or sell the Securities in Poland except under circumstances which do not constitute a public offering or distribution of securities under Polish laws and regulations. The Initial Purchaser further agrees it will not offer or sell the Securities in the Netherlands except under circumstances which do not constitute a public offering or distribution (aanbod buiten besloten kring) of securities under the laws and regulations of the Netherlands.

               (e) Offers and Sales in the United Kingdom. The Initial Purchaser hereby represents, warrants and agrees that (i) it has not offered or sold and prior to the expiration of the period six months after the date of issue of the Securities will not offer to sell by means of any document any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on, and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

               SECTION
7.      Indemnification.

               (a) Indemnification of Initial Purchaser. The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto); and provided further that the foregoing indemnity with respect to any untrue statement contained in or omission from the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser (or any party controlling the Initial Purchaser) if the person asserting any such loss, liability, claim, damage or expense purchased the Securities which are the subject thereof directly from the Initial Purchaser in the offering contemplated by this Agreement and if the Company shall sustain the burden of proving that such person did not receive a copy of the Final Offering Memorandum, or any amendment or supplement thereto, at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such Preliminary Offering Memorandum was corrected in the Final Offering Memorandum, or such amendment or supplement thereto, subject to the following: the failure to deliver a copy of the Final Offering Memorandum or such amendment or supplement thereto does not result from non-compliance by the Company with Sections 3(a) or 3(b) hereof.

               (b) Indemnification of Company, Directors and Officers. The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, each of its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section , as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Preliminary Offering Memorandum or the Final Offering Memorandum (as amended or supplemented) in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in such Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto).

               (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               SECTION 8. Contribution. If the indemnification provided for in
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

               The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchaser, bear to the aggregate initial offering price of the Securities.

               The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

               Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

               No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               For purposes of this Section 8, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

               SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchaser.

               SECTION 10.  Termination of Agreement.

               (a) Termination; General. The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, the Republic of Poland or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or in Polish taxation affecting the Company or any subsidiary thereof or the transactions contemplated by the Offering Memorandum, or currency exchange rates for the U.S. dollar into the Polish Zloty or exchange controls applicable to the U.S. dollar or the Polish Zloty, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by Polish, United States Federal or New York authorities.

               (b) Liabilities. If this Agreement is terminated pursuant to this Section , such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

               SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to the Initial Purchaser at North Tower, World Financial Center, New York, New York 10281-1201, attention of Marisa D. Drew; notices to the Company shall be directed to it at One Commercial Plaza, 24th Floor, Hartford, Connecticut 06103, attention of Richard Steele.

               SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

               SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

               SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

                                        Very truly yours,

                                        POLAND COMMUNICATIONS, INC.



                                        By
                                           __________________________________
                                           Title:

 CONFIRMED AND ACCEPTED,
     as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED



By _____________________________________
   Authorized Signatory

                                   SCHEDULE A

                           POLAND COMMUNICATIONS, INC.

                    $130,000,000 9 7/8% Senior Notes due 2003





               1. The initial public offering price of the Securities shall be 99.625% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

               2. The purchase price to be paid by the Initial Purchaser for the Securities shall be 96.375% of the principal amount thereof.

               3. The interest rate on the Securities shall be 9 7/8% per annum.

               4. The following redemption provisions shall apply with respect to the Securities:

        (a) up to 33% of the outstanding aggregate principal amount of the Securities may be redeemed at a price equal to 109 7/8% of the principal amount thereof at any time prior to November 1, 1999 with the proceeds of any Public Equity Offering (as defined in the Indenture) provided that not less than $87 million aggregate principal amount of Securities would remain outstanding immediately after giving effect to any such redemption;

        (b) the Company shall make an offer to purchase all outstanding Securities at a price equal to 101% of the principal amount thereof upon the occurrence of a Change of Control (as defined in the Indenture); and

        (c) the Company may be obligated to make an offer to purchase all or a portion of the outstanding Securities at a price equal to 100% of the principal amount thereof upon the occurrence of, and with the proceeds of, any Asset Sale (as defined in the Indenture).

                                   SCHEDULE B


                             DESIGNATED SUBSIDIARIES

                                                                       Exhibit A



                          REGISTRATION RIGHTS AGREEMENT

                                                                       Exhibit B



                 FORM OF UNITED STATES LAW OPINION OF COMPANY'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                 SECTION 5(a)(i)


               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York.

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Pledge Agreement, the Indenture and the Securities.

               (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any security holder of the Company.

               (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

               (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Initial Purchaser) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (y) the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

               (vii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (viii) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

               (ix) The Registration Rights Agreement, the Securities, the Pledge Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

               (x) Except as described in the Offering Memorandum, there is not pending or, to the best of their knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of (1) the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or (2) the transactions contemplated by the Offering Memorandum;

               (xi) The information in the Offering Memorandum under "Certain Relationships and Related Transactions", "Description of Indebtedness", "Description of Notes", "Description of Capital Stock" and "Certain Federal Income Tax Considerations", to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects;

               (xii) All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its subsidiaries is a party are accurate in all material respects; to the best of their knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Offering Memorandum, if the Offering Memorandum were a prospectus filed as part of a registration statement on Form S-1 under the 1933 Act, that are not described or referred to in the Offering Memorandum other than those described or referred to therein or incorporated by reference thereto, and the descriptions thereof or references thereto are correct in all material respects.

               (xiii) The Company is not in violation of its certificate of incorporation or by-laws nor is the Company or any of its subsidiaries in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, that is identified to such counsel by the Company, except for such violations as are specifically identified as such and described in the Offering Memorandum, and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum, except such defaults as are specifically identified as such and described in the Offering Memorandum and except for such defaults that would not result in a Material Adverse Effect.

               (xiv) No authorization, approval, consent or order of any court or governmental authority or agency (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which they need express no opinion) is required in connection with the due authorization, execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Pledge Agreement, or the Indenture or for the offering, issuance, sale or delivery of the Securities to the Initial Purchaser or the resale by the Initial Purchaser in accordance with the Purchase Agreement.

               (xv) It is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Notes under the 1933 Act or to qualify the Indenture under the Trust Indenture Act.

               (xvi) The execution, delivery and performance of the Purchase Agreement, the DTC Agreement, the Registration Rights Agreement, the Pledge Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Registration Rights Agreement, the Pledge Agreement, the Indenture and the Securities will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary thereof or any of their respective properties, assets or operations, that is identified to such counsel by the Company.

               (xvii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

               (xviii)The Pledge Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (xix) The provisions of the Pledge Agreement are effective to create a valid security interest in favor of the Trustee, for the ratable benefit of the holders of the Securities, in the Pledged Debt. Such security interest will be a valid, perfected first priority security interest if the Pledged Debt is delivered to the Trustee and held in the Pledge Account (as defined in the Pledge Agreement) in accordance with the terms of the Pledge Agreement.

               (xx) Under the laws of the State of New York relating to personal jurisdiction, Poland Cablevision (Netherlands) B.V. ("PCBV") has, pursuant to Section __ of the Pledge Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court") in any action arising out of or relating to the Pledge Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined in the Pledge Agreement) as their authorized agent for the purpose described in Section __ of the Pledge Agreement; and service of process effected on such agent in the manner set forth in Section __ of the Pledge Agreement will be effective to confer valid personal jurisdiction over PCBV.

               Such counsel may state that they have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except for their opinions under paragraphs (xi) and (xii) above insofar as such statements concern legal matters) and that they have participated in conferences with the Company, representatives of the Initial Purchaser and its counsel and the independent public accountants for the Company at which the Offering Memorandum was prepared and the contents thereof and related matters were discussed. In the course of these conferences and discussions, no facts have come to their attention that would lead them to believe that the Offering Memorandum (except for financial statements and schedules and other financial data included or incorporated by reference therein as to which they need make no statement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering such opinion, such counsel may rely (A) as to matters involving the application of Dutch law, upon the opinion of Caron & Stevens, special Netherlands counsel to Poland Cablevision (Netherlands) B.V. (which opinion shall be delivered to the Initial Purchaser at the Closing Time pursuant to the provisions of Section 5(a)(ii)), provided that such counsel shall state in their opinion that they believe that they and the Initial Purchaser are justified in relying upon such opinions, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit C


                 FORM OF POLISH LAW OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                 SECTION 5(a)(i)

               (i) Each Designated Subsidiary (other than PCBV) has been duly incorporated and is validly existing as a corporation under the laws of the Republic of Poland, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is not required to be qualified as a foreign corporation to transact business in any jurisdiction in which it owns or leases property or conducts business; all of the issued and outstanding capital stock of each Designated Subsidiary (other than PCBV) has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge and information, except as otherwise disclosed in the Offering Memorandum, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (ii) Except as described in the Offering Memorandum, there is not pending or, to the best of their knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of (1) the Purchase Agreement or the performance by the Company of its obligations thereunder or (2) the transactions contemplated by the Offering Memorandum;

               (iii) The information in the Offering Memorandum under "Business--Property", "Business--Legal Proceedings", and "Regulation", to the extent that it constitutes matters of law, summaries of legal matters, the charter and bylaws (or similar organizational documents) of any subsidiaries of the Company or legal proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects;

               (iv) All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its subsidiaries is a party are accurate in all material respects; to the best of their knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Offering Memorandum, if the Offering Memorandum were a prospectus filed as part of a registration statement on Form S-1 under the 1933 Act, that are not described or referred to in the Offering Memorandum other than those described or referred to therein or incorporated by reference thereto, and the descriptions thereof or references thereto are correct in all material respects.

               (v) None of the Designated Subsidiaries (other than PCBV) is in violation of its charter or by-laws (or other similar organizational documents) nor is the Company or any of its subsidiaries in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, identified to such counsel by the Company, except for such violations as are specifically identified as such and described in the Offering Memorandum and, to the best of their knowledge, no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or filed or incorporated by reference as an exhibit to the Offering Memorandum, except such defaults as are specifically identified and described in the Offering Memorandum and except for such defaults that would not result in a Material Adverse Effect.

               (vi) The execution, delivery and performance of the Purchase Agreement, the DTC Agreement, the Registration Rights Agreement, the Pledge Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Registration Rights Agreement, the Pledge Agreement, the Indenture and the Securities will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to them, to which the Company or any subsidiary thereof is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary thereof is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws (or other similar organizational documents ) of any subsidiary of the Company (other than PCBV), or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to them, that are identified to such counsel by the Company, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary thereof or any of their respective properties, assets or operations.

               (vii) Except for such failures as are specifically identified and described in the Offering Memorandum and except as would not result in a Material Adverse Effect, each of the Designated Subsidiaries owns or possesses or has obtained all material governmental licenses, certificates, permits, concessions, consents, orders, approvals and other authorizations necessary to hold all concessions, leases and permits or own its properties, including, without limitation, all licenses and permits relating to intellectual property, and to carry on its business as presently conducted, and, to the best of their knowledge after due inquiry, none of the Designated Subsidiaries has received any notice relating to the revocation or modification of any such concession, license, certificate, permit, consent, order, approval or other authorizations.

               (ix) Each of the Management Agreements and the Management Loans (as such terms are defined in the Indenture) has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (x) There are no restrictions (legal, contractual or otherwise) on the ability of the Designated Subsidiaries to declare and pay dividends or make any payment or transfer of property or assets to their shareholder other than those described in the Offering Memorandum and such restrictions as would not result in a Material Adverse Effect; and such descriptions, if any, fairly summarize such restrictions.

               (xi) No authorization, approval, consent or order of any court or governmental authority or agency (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which they need express no opinion) is required in connection with the due authorization, execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Pledge Agreement, or the Indenture or for the offering issuance, sale or delivery of the Securities to the Initial Purchaser or the resale by the Initial Purchaser in accordance with the Purchase Agreement.

               Such counsel may state that they have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except for their opinions under paragraphs (iii), (iv) and (x) above insofar as such statements concern legal matters) and that they have participated in conferences with the Company, representatives of the Initial Purchaser and its counsel and the independent public accountants for the Company at which the Offering Memorandum was prepared and the contents thereof and related matters were discussed. In the course of these conferences and discussions, no facts have come to their attention that would lead them to believe that the Offering Memorandum (except for financial statements and schedules and other financial data included or incorporated by reference therein as to which they need make no statement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering such opinion, such counsel may rely as to matters involving the application of Netherlands law, upon the opinion of Caron & Stevens, special Netherlands counsel to the Company (which opinion shall be delivered to the Initial Purchaser at the Closing Time pursuant to the provisions of section 5(a)(ii)), provided that such counsel shall state in their opinion that they believe that they and the Initial Purchaser are justified in relying on such opinion, and as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit D


                     FORM OF OPINION OF PCBV'S DUTCH COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                SECTION 5(a)(ii)

               (i) PCBV has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Netherlands, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of PCBV has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (ii) There are no restrictions (legal, contractual or otherwise) on the ability of PCBV to declare and pay dividends or make any payment or transfer of property or assets to its shareholder other than those described in the Offering Memorandum and such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of PCBV; and such descriptions, if any, fairly summarize such restrictions.

               (iii) The Pledged Debt (as defined in the Pledge Agreement) constitutes a legal, valid and binding obligation of PCBV, enforceable against PCBV in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (iv) Under the Pledge Agreement, PCBV has validly submitted to jurisdiction in the United States, and judgements in the United States against PCBV would be enforceable against PCBV in the Netherlands.

               (v) The interest of the Trustee in the Pledged Debt under the Pledge Agreement would be protected and recognized under the laws of the Netherlands.

               In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).